Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

PLAINS GP HOLDINGS, L.P.

This Certificate of Limited Partnership, dated July 17, 2013, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership under the Act.

1.                                      Name.  The name of the limited partnership is “Plains GP Holdings, L.P.”

2.                                      Registered Office; Registered Agent.  The address of the registered office required to be maintained by Section 17-104 of the Act is:

c/o Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware  19808

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware  19808

3.                                      General Partner.  The name and the business, residence or mailing address of the general partner are:

PAA GP Holdings LLC

333 Clay Street, Suite 1600

Houston, Texas  77002

EXECUTED as of the date written first above.

PAA GP HOLDINGS LLC,
its General Partner

By:	/s/ Ann F. Gullion
Name:	Ann F. Gullion
Authorized Person